Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 8, 2022, with respect to the consolidated financial statements of Aquestive Therapeutics, Inc. incorporated herein by reference.

/s/ KPMG LLP
New York, New York
January 18, 2023